Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS AND SHARE REPURCHASE PLAN

VERO BEACH, Fla., (March 12, 2026) – Bimini Capital Management, Inc. (OTCQX: BMNM), (“Bimini Capital,” “Bimini,” or the “Company”), today announced results of operations for the three- and twelve- month periods ended December 31, 2025.

Fourth Quarter 2025 Highlights

●	Net income of $3.4 million, or $0.34 per common share, for the quarter ended December 31, 2025
●	Net income of $5.8 million, or $0.58 per common share, for the full year ended December 31, 2025
●	Book value per share of $1.26 at December 31, 2025
●	Company announces new $2.5 million share repurchase plan
●	Company to discuss results on Friday, March 13, 2026, at 10:00 AM ET

Management Commentary

Commenting on the fourth quarter results, Robert E. Cauley, Chairman and Chief Executive Officer of Bimini, said, “The fixed income markets experienced a period of calm as 2025 came to close and we entered 2026.  Interest rates have remained in a very tight range, implied interest rate volatility has continued the steady decline that began in April of 2025, and Agency RMBS performed well during the fourth quarter of 2025.  Other sectors of the fixed income markets performed well during the fourth quarter as well, and spreads on investment grade corporate bonds reached levels not seen since 1998.  Risk sentiment generally was quite strong during the quarter, and the S&P 500 generated a return of 2.3%.  As 2026 began, economic activity remained resilient, including the labor market. The outlook has since changed after war broke out in Iran - the world’s most critical oil and chemical supply region suffered intense military attacks leading to supply interruptions. Inflation, which was already sticky, may move even higher and the economic outlook has become very uncertain.

“Returning to our results for the quarter and year, the favorable market conditions described above were beneficial to both Orchid Island Capital, Inc. ("Orchid") and Bimini. Orchid reported fourth quarter 2025 net income of $103.4 million, and its stockholders' equity increased from $1.086 billion to $1.372 billion. As a result, Bimini's advisory service revenues also increased to $4.7 million compared to $4.5 million for the third quarter of 2025. For the year Orchid’s stockholders' equity increased by approximately 105%, which lead advisory service revenue to increase from $12.8 million in 2024 to $16.6 million in 2025.

“As previously announced on January 13, 2026, a subsidiary of Bimini entered into an agreement to purchase eighty percent (80%) of the fully diluted equity interests of Tom Johnson Investment Management, LLC (“TJIM”), a privately held registered investment adviser. The transaction is expected to close at the beginning of the second quarter of 2026. As of the announcement date, TJIM had approximately $1.6 billion of assets under management across equity and fixed income markets. TJIM’s management agreements are diverse, covering individual accounts, sub-advisory agreements, and wrap programs. The existing owners of TJIM will retain an ownership interest in TJIM and Bimini intends to retain its current staff and investment management team following the closing of the transaction. The purpose of the transaction is to both expand and diversify the advisory services segment of the Company.  If the transaction closes as anticipated the Company will continue to operate an Agency RMBS portfolio although the portfolio will initially be much smaller as the capital to fund the acquisition of TJIM will come from available cash and the liquidation of the majority of the Agency RMBS portfolio in place at year end 2025.  Going forward, to the extent the Company is able to generate positive cash flows from operations, such funds will be deployed into the portfolio although the leverage employed will be lower than was typically the case prior to the acquisition, should it occur.”

Details of Fourth Quarter 2025 Results of Operations

The Company reported net income of $3.4 million for the three-month period ended December 31, 2025. Advisory service revenue for the quarter was $4.7 million, consisting of management fees of $3.7 million, overhead reimbursements of $0.7 million, and $0.3 million repurchase agreement and clearing services revenue. We recorded interest and dividend income of $1.7 million, interest expense on repurchase agreements of $1.0 million and interest on long-term debt of $0.5 million. Other income of $0.6 million consisted of a $0.1 million mark to market gain on our shares of Orchid common stock, and unrealized gains of $0.5 million on our MBS portfolio. The results for the quarter also included operating expenses of $3.9 million and an income tax benefit of $1.9 million.

Details of Full Year 2025 Results of Operations

For the twelve-month period ended December 31, 2025, the Company reported net income of $5.8 million, including an income tax benefit of $1.3 million.  Advisory service revenue for the year was $16.6 million, comprised of $12.7 million of management fees, $2.8 million of overhead reimbursements and $1.1 million of repurchase agreement and clearing service revenue. The investment portfolio segment generated $6.3 million of interest income and $0.8 million of dividends from our investment in shares of Orchid. Investment portfolio income of $7.1 million was offset by $4.7 million of repurchase agreement interest expense, and $19.0 million of net revenues from advisory services and the investment portfolio were offset by $2.1 million of interest on long-term debt.  The Company reported $0.2 million of other income, comprised of $2.7 million of unrealized gains on MBS assets, $0.2 million of realized losses on sales of MBS, $0.3 million of unrealized losses on our shares of Orchid, and $1.9 million of unrealized gains on our derivative positions used for hedging purposes. Operating expenses were $12.6 million for the year, resulting in net income before taxes of $4.5 million.

Orchid

Orchid is managed and advised by Bimini's subsidiary, Bimini Advisors, LLC ("Bimini Advisors"). As manager, Bimini Advisors is responsible for administering Orchid’s business activities and day-to-day operations. Pursuant to the terms of the management agreement with Orchid, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period. For the three months ended December 31, 2025, Bimini’s statement of operations included a $0.1 million mark to market gain and dividends of $0.2 million from its investment in Orchid common stock. Also during the three months ended December 31, 2025, Bimini recorded $4.7 million in advisory services revenue for managing Orchid’s portfolio, consisting of $3.7 million of management fees, $0.7 million in overhead reimbursement and $0.3 million in repurchase, clearing and administrative fees.

Book Value Per Share

The Company's book value per share at December 31, 2025 was $1.26. The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At December 31, 2025, the Company's stockholders’ equity was $12.6 million, with 10,005,457 Class A Common shares outstanding.

Prepayments

For the fourth quarter of 2025, the Company received approximately $6.2 million in scheduled and unscheduled principal repayments and prepayments, which equated to a three-month constant prepayment rate (“CPR”) of approximately 16.6% for the fourth quarter of 2025. Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

Total
Three Months Ended	Portfolio
December 31, 2025	16.6
September 30, 2025	16.8
June 30, 2025	9.9
March 31, 2025	7.3
December 31, 2024	11.1
September 30, 2024	6.3
June 30, 2024	10.0
March 31, 2024	16.5

Portfolio

The following tables summarize the MBS portfolio as of December 31, 2025 and 2024:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
December 31, 2025
Total MBS Portfolio	$88,929	100.0%	5.73%	331	1-Aug-54
December 31, 2024
Total MBS Portfolio	$122,348	100.0%	5.26%	340	1-Jan-55

($ in thousands)
	December 31, 2025		December 31, 2024
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$21,924	24.7%	$32,692	26.7%
Freddie Mac	67,005	75.3%	89,656	73.3%
Total Portfolio	$88,929	100.0%	$122,348	100.0%

As of December 31, 2025, the Company's portfolio had an effective duration of 2.229, indicating that an interest rate increase of 1.0% would be expected to cause a 2.229% decrease in the value of the MBS in the Company’s investment portfolio. As of December 31, 2024, the Company's portfolio had an effective duration of 3.620, indicating that an interest rate increase of 1.0% would be expected to cause a 3.620% decrease in the value of the MBS in the Company’s investment portfolio. These figures do not include the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of December 31, 2025, the Company had outstanding repurchase obligations of approximately $85.3 million, with a net weighted average borrowing rate of 3.98%. These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $89.2 million. At December 31, 2025, the Company’s liquidity was approximately $12.8 million, consisting of unpledged MBS and cash and cash equivalents. Below is a list of our outstanding borrowings under repurchase obligations at December 31, 2025.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
DV Securities, LLC Repo	$17,657	20.8%	3.89%	879	58
Mirae Asset Securities (USA) Inc.	15,973	18.7%	3.93%	896	22
South Street Securities, LLC	14,035	16.4%	4.08%	745	30
Marex Capital Markets Inc.	13,131	15.4%	4.11%	384	23
Clear Street LLC	9,549	11.2%	3.94%	484	22
Mitsubishi UFJ Securities (USA), Inc.	8,369	9.8%	3.94%	485	21
Brean	6,612	7.7%	3.94%	372	22
	$85,326	100.0%	3.98%	$4,245	31

(1)

Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Share Repurchase Plan

The Company also announced today that its Board of Directors has approved a plan to repurchase up to $2.5 million of the Company's Class A Common Stock over the next 24 months. The Company stated that shares will be repurchased in the open market in accordance with a written plan adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company will finance the repurchases, if any, using its available cash. There can be no assurance as to the number or aggregate value of shares that will be repurchased by the Company. Subject to the rules and regulations of the Exchange Act, the Rule 10b5-1 plan may be suspended or discontinued at any time.

Summarized Consolidated Financial Statements

The following is a summarized presentation of the Company's unaudited consolidated balance sheets as of December 31, 2025 and 2024, and the unaudited consolidated statements of operations for the calendar quarters and years ended December 31, 2025 and 2024. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Amounts Subject to Change)

	December 31, 2025	December 31, 2024
ASSETS
Mortgage-backed securities, at fair value	$88,928,525	$122,348,170
Cash equivalents and restricted cash	14,318,059	7,422,746
Orchid Island Capital, Inc. common stock, at fair value	4,097,311	4,427,372
Accrued interest receivable	415,092	601,640
Deferred tax assets, net	17,239,648	15,930,953
Other assets	4,695,337	4,122,776
Total Assets	$129,693,972	$154,853,657

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$85,326,000	$117,180,999
Long-term debt	27,346,546	27,368,158
Other liabilities	4,398,629	3,483,093
Total Liabilities	117,071,175	148,032,250
Stockholders' equity	12,622,797	6,821,407
Total Liabilities and Stockholders' Equity	$129,693,972	$154,853,657
Class A Common Shares outstanding	10,005,457	10,005,457
Book value per share	$1.26	$0.68

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - Amounts Subject to Change)

	Years Ended December 31,		Three Months Ended December 31,
	2025	2024	2025	2024
Advisory services	$16,575,415	$12,784,468	$4,724,569	$3,387,640
Interest and dividend income	7,128,248	6,658,226	1,655,195	1,876,818
Interest expense	(6,812,319)	(7,541,267)	(1,535,374)	(1,982,610)
Net revenues	16,891,344	11,901,427	4,844,390	3,281,848
Other income	205,090	1,167,019	561,213	99,565
Expenses	12,603,739	11,258,053	3,888,922	2,818,739
Net income before income tax (benefit) provision	4,492,695	1,810,393	1,516,681	562,674
Income tax (benefit) provision	(1,308,695)	3,116,727	(1,866,664)	2,064,496
Net income (loss)	$5,801,390	$(1,306,334)	$3,383,345	$(1,501,822)

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$0.58	$(0.13)	$0.34	$(0.15)
CLASS B COMMON STOCK	$0.58	$(0.13)	$0.34	$(0.15)

	Three Months Ended December 31,
Key Balance Sheet Metrics	2025	2024
Average MBS(1)	$96,668,074	$120,388,407
Average repurchase agreements(1)	92,639,500	115,101,999
Average stockholders' equity(1)	10,931,125	7,572,318

Key Performance Metrics
Average yield on MBS(2)	6.00%	5.56%
Average cost of funds(2)	4.41%	4.87%
Average economic cost of funds(3)	3.94%	4.87%
Average interest rate spread(4)	1.59%	0.69%
Average economic interest rate spread(5)	2.06%	0.69%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)

Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of, and providing certain repurchase agreement trading, clearing and administrative services to, Orchid.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements, except as may be required by law.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, March 13, 2026, at 10:00 AM ET. Participants can register and receive dial-in information at https://register-conf.media-server.com/register/BI5b52747f39b248e6bdb12a6e39cbfd09. A live audio webcast of the conference call can be accessed at https://edge.media-server.com/mmc/p/u2f5cgxh or via the investor relations section of the Company's website at https://ir.biminicapital.com.

CONTACT:

Bimini Capital Management, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.biminicapital.com